UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 8, 2011
BUTLER NATIONAL CORPORATION (Exact Name of Registrant as Specified in its Charter)
Kansas (State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)
913-780-9595 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders

Butler National Corporation Annual Meeting of Shareholders was held on March 8, 2011 (the "Annual Meeting"). At the Annual Meeting, 38,981,118 shares of common stock, or approximately 69% of the 56,756,448 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Butler National Corporation shareholders at the Annual Meeting, and the final voting results on each matter.

  Election of Directors. One person was nominated by the Board of directors for election as director of Butler National Corporation, to hold office for a three year term expiring at the 2013 annual meeting of shareholders and until his or her successor is duly elected and qualified. The nominee was an incumbent director, no other person was nominated and the nominee was elected. There were 16,968,035 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Commons Stock Voted Against/Withheld	Abstentions
Bradley K. Hoffman	21,496,560	516,523

Having received the affirmative vote of the holders of at least a majority of shares of common stock outstanding and entitled to vote at the Annual Meeting, Mr. Bradley K. Hoffman was declared elected as a director to serve for the coming three year term.

  Ratification of Selection of Weaver & Martin, L.L.C. as Auditors. A resolution that the shareholders ratify the selection and appointment of Weaver & Martin, L.L.C. as the independent registered public accounting firm for Butler National Corporation for the year ending April 30, 2011 was submitted to, and voted upon by, the shareholders. There were 38,812,757 shares of common stock voted in favor of, and 24,002 shares of common stock voted against, said resolution. The holders of 144,359 shares of common stock abstained and there were no broker non-votes. Having received the affirmative vote of the holders of at least a majority of shares of common stock outstanding and entitled to vote at the Annual Meeting, the appointment of Weaver & Martin, L.L.C. was ratified.

  Advisory Vote on Executive Compensation. An advisory vote on executive compensation was submitted to, and voted upon by, the shareholders. There were 21,305,912 shares of common stock voted in favor of, and 560,738 shares of common stock voted against, said resolution. The holders of 146,433 shares of common stock abstained and there were 16,968,035 broker non-votes. Based on these results and consistent with a majority of votes cast with respect to this matter, the Company's Board of Directors has adopted a policy to hold an advisory vote on executive compensation every year.

  Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation. An advisory vote on the frequency of holding an advisory vote on executive compensation was submitted to, and voted upon by, the shareholders. There were 19,836,846 shares of common stock voted in favor of a yearly frequency, and 1,126,215 shares of common stock voted in favor of a frequency of every two years, and 500,063 shares of common stock voted in favor of a frequency of every three years. The holders of 429,382 shares of common stock abstained and there were 17,088,612 broker non-votes. Based on these results and consistent with a majority of votes cast with respect to this matter, the Company's Board of Directors has adopted a policy to hold an advisory vote on executive compensation every year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
BUTLER NATIONAL CORPORATION (Registrant)
March 9, 2011 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
March 9, 2011 Date	/S/ Angela D. Shinabargar Angela D. Shinabargar (Chief Financial Officer)